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                                                                   EXHIBIT 10.36

                                 PROMISSORY NOTE

$62,500.00                                             Dated:  November 16, 2005


         FOR VALUE RECEIVED, the undersigned, National Health Partners, Inc., an Indiana corporation ("Borrower"), promises to pay to the order of Uwe Weibel ("Lender"), in immediately available funds at the address specified for Lender in Borrower's records, or at such other location as Lender may designate in writing from time to time, the principal amount of $62,500.00 together with interest from the date hereof (computed on the basis of a year of 360 days) on the outstanding principal balance, in accordance with the following terms:

         1. Terms of Repayment. The principal amount of this Note shall be due and payable within 90 days of the date the funds are received by Borrower (hereinafter the "Maturity Date"), at which time all unpaid interest that has accrued on this Note shall also be due and payable. Interest on the outstanding principal balance of this Note shall accrue at the rate of 15% per annum. Borrower shall have the right to prepay the principal amount of this Note, in whole or in part, together with any accrued but unpaid interest due on such principal amount at any time.

         2. Event of Default. An "Event of Default" under this Note means the occurrence of any of the following events (whether the reason for such event of default shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (i) nonpayment of all principal and interest when and as due under the terms of this Note; (ii) any other material breach of the terms of this Note; (iii) the institution of any proceedings by or against Borrower under any law relating to bankruptcy, insolvency, reorganization or other form of debtor relief or Borrower's making an assignment for the benefit of creditors, or the appointment of a receiver, trustee, conservator or other judicial representative for Borrower or any of its respective properties; or (iv) an event of bankruptcy or insolvency of Borrower. Borrower shall receive written notice upon the occurrence of an Event of Default and, provided the default is not cured within five (5) days, with respect to any Event of Default based on non-payment of principal or interest, or within ten
(10) days, with respect to any other Event of Default, of the stated Event of Default, the entire principal and accrued interest under this Note shall accelerate and become immediately due and payable.

         3. Notices. All notices, advices and communications under this Note shall be deemed to have been given: (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing, addressed as follows:

                  If to Borrower:
                  --------------

                           National Health Partners, Inc.
                           120 Gibraltar Road, Suite 107
                           Horsham, PA 19044
                           Attention:  Chief Financial Officer

                  If to Lender:
                  ------------

                           To the address specified for Lender in Borrower's records.




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Either of Borrower or Lender may from time to time change the address to which notices to it are to be mailed hereunder by notice delivered in accordance with the provisions of this Section 3.

         4. Amendments. Any term of this Note may be amended with the written consent of Borrower and Lender. Any amendment effected in accordance with this
Section 4 shall be binding upon Lender, each future holder and Borrower. No waivers of, or exceptions to, any term, condition or provision of this Note, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         5. Agreements of Borrower. Borrower and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally: (i) waives demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Note, (ii) agrees to the release of any party primarily or secondarily liable hereon, (iii) agrees that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to enforce its rights against them, and (iv) consents to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

         6. Maximum Interest Rate. Any interest rate provided for hereunder that exceeds the maximum interest rate permitted by applicable law shall be reduced to such maximum interest rate and any interest in excess of such maximum rate paid to Lender shall be applied to reduce the principal balance of this Note so that in no event shall Lender receive or be entitled to receive interest in excess of the maximum amount permitted by applicable law.

         7. Successors and Assigns. This Note shall bind Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of Lender and its successors and assigns. All references herein to "Borrower" and "Lender" shall be deemed to apply to Borrower and Lender, respectively, and to their respective successors and assigns.

         8. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         9. Section Titles. The Section titles in this Note are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Note.

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         WITNESS the due execution hereof on the date first above written with the intention that this Note shall constitute a sealed instrument.

                                    NATIONAL HEALTH PARTNERS, INC.



                                By: /s/  David M. Daniels
                                    --------------------------------------------
                                    Name:  David M. Daniels
                                    Title: President & Chief Executive Officer














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